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                                                                    EXHIBIT (11)

                             WALL DATA INCORPORATED
                       COMPUTATION OF EARNINGS PER SHARE

                                                                         THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                              JUNE 30,                        JUNE 30,
                                                                       1997            1996            1997             1996
                                                                   -----------      -----------     -----------      -----------
PRIMARY
    Average shares outstanding                                       9,255,010        9,021,868       9,196,452        9,007,820
    Net effect of dilutive stock options based on the treasury
       stock method using average market price                              --          724,988         303,400          656,954
                                                                   -----------      -----------     -----------      -----------
    Total weighted average shares outstanding                        9,255,010        9,746,856       9,499,852        9,664,775
                                                                   ===========      ===========     ===========      ===========

    Net income (loss)                                              $(4,654,000)     $ 1,661,000     $(1,196,000)     $ 2,172,000
                                                                   ===========      ===========     ===========      ===========

    Net income (loss) per share                                    $     (0.50)     $      0.17     $     (0.13)     $      0.22
                                                                   ===========      ===========     ===========      ===========

FULLY DILUTED
    Average shares outstanding                                       9,255,010        9,021,868       9,196,452        9,007,820
    Net effect of dilutive stock options based on the treasury stock method using the period-end market price, if
       higher than average market price                                     --          829,321                          829,321
                                                                   -----------      -----------     -----------      -----------
    Total weighted average shares outstanding                        9,255,010        9,851,189       9,196,452        9,837,141
                                                                   ===========      ===========     ===========      ===========

    Net income (loss)                                              $(4,654,000)     $ 1,661,000     $(1,196,000)     $ 2,172,000
                                                                   ===========      ===========     ===========      ===========

    Net income (loss) per share                                    $     (0.50)     $      0.17     $     (0.13)     $      0.22
                                                                   ===========      ===========     ===========      ===========
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